77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 82 to this Registration Statement filed with the Commission on April 29, 2011.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amended Exhibit A to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Commodity Long/Short Strategy Fund, Forward Global Infrastructure Fund, Forward Growth Fund, Forward Banking and Finance Fund, Forward Emerging Markets Fund, Forward HITR Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward Small Cap Equity Fund, Forward International Small Companies Fund, Forward Focus Fund, Forward Real Estate Fund, Forward Select Income Fund, Forward Real Estate Long/Short Fund, Forward Large Cap Equity Fund, Forward Credit Analysis Long/Short Fund, Forward EM Corporate Debt Fund, Forward EM Select Dividend Fund, Forward Tactical Enhanced Fund and Forward Tactical Growth Fund, incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 82 to this Registration Statement filed with the Commission on April 29, 2011.

(e)(2)

Amended Exhibit B to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Aggressive Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Frontier Strategy Fund, Forward Growth Allocation Fund, Forward Growth & Income Allocation Fund, Forward CorePlus Fund, Forward High Yield Bond Fund, Forward Income Allocation Fund, Forward Income & Growth Allocation Fund, Forward Investment Grade Fixed-Income Fund, Forward International Equity Fund, Forward Extended MarketPlus Fund, Forward Strategic Alternatives Fund, and Forward U.S. Government Money Fund, incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 82 to this Registration Statement filed with the Commission on April 29, 2011.

(e)(3)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and SW Asset Management, LLC dated February 14, 2011 with respect to the Forward EM Corporate Debt Fund, incorporated by reference to Exhibit (d)(8) to Post-Effective Amendment No. 81 to this Registration Statement filed with the Commission on February 28, 2011.